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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

Board of Directors
The Failure Group, Inc.:

We consent to the use in this Form 8-K/A of The Failure Group, Inc. of our report dated February 14, 1997 relating to the financial statements of Performance Technologies, Incorporated d/b/a PTI Environmental Services, Inc. appearing in Item 7 which amends its current report on Form 8-K filed May 30, 1997.

/s/ Moss Adams LLP

July 30, 1997
Seattle, Washington